CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our name and the use of our report dated February 27, 2019, relating to the consolidated financial statements of Byrna Technologies Inc. (formerly, Security Devices International, Inc.) (the “Company”) for the year ended November 30, 2018 included in this Annual Report on Form 10-K being filed by the Company.

McGovern Hurley LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Ontario, Canada

May 15, 2020